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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF GORDON & SILVER, LTD. APPEARS HERE]

                                August 9, 1999

Board of Directors
Pioneer Bancorporation
10 State Street
Reno, Nevada  89501-2351

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as Nevada counsel to Pioneer Bancorporation, a Nevada corporation (the "Company"), in connection with the proposed issuance of up to 745,187 shares of the Company's common stock, $0.01 par value per share (the "Shares"), pursuant to a registration statement on Form S-8 executed on August 6, 1999, together with any amendments thereto (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's Non-qualified Stock Option Plan (the "Plan").

     For the purpose of rendering our opinion set forth herein, we have examined and relied upon (i) such certificates, records, documents and agreements of the Company as we considered appropriate for the purpose of our opinion including, without limitation, the Company's articles of incorporation and amendments thereto, all as certified by the Nevada Secretary of State as of August 4, 1999;
(ii) the Registration Statement; (iii) the Plan, as included in Exhibit 99.1 to the Registration Statement; (iv) the form of the Company's Non-qualified Stock Option Agreement, as included in Exhibit 99.2 to the Registration Statement; (v) a Certificate of the Secretary of the Company (with exhibits thereto), dated August 5, 1999; and (vi) a Certificate of Existence with Status in Good Standing, dated August 4, 1999, issued by the Nevada Secretary of State with respect to the Company.

     We have assumed (A) the authenticity of all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us;
(C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records made available to us by the Company; (E) the veracity on the date of this letter of the certificates, records, documents and other instruments furnished to us by the Company and public officials even though they may have been signed or issued on an earlier date (although,
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Gordon & Silver, Ltd.

  ATTORNEYS AT LAW
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Pioneer Bancorporation
August 9, 1999
Page 2

with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to us as copies; (G) issuance of the Shares in accordance with the terms of the Plan while the Registration Statement is in effect under the Act; and (H) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

     Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and that, upon due exercise of the options granted under the Plan and the Company's issuance and delivery of the Shares against payment to the Company of the consideration for the Shares as specified in the Plan, consistent with the terms of the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

     We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

     This opinion is being delivered to the Company in connection with the filing of the Registration Statement with the Commission, and may not be used or relied upon for any other purpose.

     We hereby consent to the inclusion of this opinion in Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                   Very truly yours,


                                   /s/ Gordon & Silver

                                   GORDON & SILVER, LTD.